EXHIBIT 99.1

PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Adam Basch, Investor Relations
(317) 577-5609	(317) 578-5161
dsink@kiterealty.com	abasch@kiterealty.com

Kite Realty Group Trust Reports Third Quarter 2013 Results

Indianapolis, Ind., October 31, 2013 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today its operating results for the three and nine months ended September 30, 2013.

John A. Kite, Kite Realty Group’s Chairman and Chief Executive Officer, said "We continued to successfully execute on our strategic plan in the third quarter as demonstrated by our solid operating results and balance sheet management.  Our 18% FFO per share increase was driven by strong growth in revenue and same property NOI, up 28% and 4.9%, respectively.  We significantly increased our flexibility by expanding the borrowing capacity on our unsecured term loan, freeing up availability under our line of credit, while reducing our borrowing costs and further staggering our debt maturities.  Our six current development and redevelopment projects are approximately 80% pre-leased with strong tenant lineups and have begun to deliver solid results which will drive our growth into next year.”

Financial Results

•	Funds from Operations, was $0.14 per diluted common share for the third quarter of 2013. As adjusted for certain items, FFO was $0.13 per diluted common share.

•	Revenue from recurring property operations increased 28% in the third quarter over the same period of the prior year.

Funds from Operations

For the three months ended September 30, 2013, funds from operations (“FFO”) was $14.0 million, or $0.14 per diluted common share for the Kite Portfolio, compared to $7.9 million, or $0.11 per diluted common share in the same period of the prior year.  As adjusted for certain items, FFO for the three months ended September 30, 2013 was $13.1 million, or $0.13 per diluted common share for the Kite Portfolio, compared to $7.9 million, or $0.11 per diluted common share, in the same period of the prior year.

For the nine months ended September 30, 2013, FFO was $35.5 million, or $0.38 per diluted common share for the Kite Portfolio, compared to $22.0 million, or $0.31 per diluted common share in the same period of the prior year.  As adjusted for certain items, FFO for the nine months ended September 30, 2013 was $34.8 million, or $0.37 per diluted common share for the Kite Portfolio, compared to $23.8 million, or $0.33 per diluted common share, in the same period of the prior year.

Net Loss
Net loss attributable to common shareholders was $0.9 million for the third quarter of 2013, compared to a net loss for the same period in the prior year of $3.0 million. The decrease in the loss between periods was the result of a previously disclosed $1.2 million non-cash gain on debt extinguishment and the related reversal of a $1.2 million interest expense accrual relating to the Company’s Kedron Village property (further discussed below).  In addition, the Company had higher net operating income from property acquisitions and development properties totaling $4.6 million, higher same property net operating income of $0.7 million and a $1.4 million lease termination fee received at one of the properties.  Offsetting these increases was a $4.6 million increase in depreciation, largely attributable to accelerated depreciation expense taken in connection with the Company’s redevelopment activities and depreciation associated with newly-acquired operating properties, and a $1.6 million increase in interest expense as several development properties opened for business and interest capitalization has ceased on those properties.

The Company’s total revenue for the third quarter of 2013 was $32.7 million, a 34% increase over the same period in 2012.   Of this increase, $3.5 million was due to the acquisition of operating properties in 2012 and 2013, $2.1 million was due to development properties becoming operational and $0.9 million was from operating properties in full operation during both periods.  The Company also received a $1.4 million lease termination fee during the third quarter of 2013.

Net loss attributable to common shareholders was $9.6 million for the first nine months of 2013 compared to a $5.8 million net loss in the same period of the prior year.  This change consists of a $11.2 million increase in depreciation expense, largely attributable to accelerated depreciation expense taken in connection with the Company’s redevelopment activities and depreciation associated with newly-acquired operating properties, the previously disclosed $5.4 million impairment charge taken in the second quarter of 2013, a $3.1 million increase in interest expense primarily due to several development properties opening for business and interest capitalization ceasing, and 2012 gains on sales of operating properties of $5.2 million compared to $0.5 million in 2013.  These were offset by higher net operating income of $18.0 million mainly due to property acquisitions and development properties opening for business in 2013 and a 2012 litigation charge of $1.3 million.

The Company’s total revenue for the nine months ended September 30, 2013 was $93.9 million, a 32% increase over the same period in 2012.  Of this increase, $9.1 million was due to the acquisition of operating properties in 2012 and 2013, $4.6 million was due to the transition of development properties becoming operational and $3.0 million was from operating properties in full operation during both periods.  In addition, the Company had higher gains on land sales and lease termination fees of $4.8 million and $1.4 million, respectively, for the nine months ended September 30, 2013 compared to the same period in 2012.

Portfolio Operations

•	Same Property Net Operating Income for the third quarter of 2013 increased 4.9% over the same period of the prior year.

•	The Company’s total portfolio was 95.9% leased at September 30, 2013, an increase of 250 basis points over the prior year.

•	The leased percentage for the Company’s small shops increased to 86.7% as of September 30, 2013 from 81.8% as of September 30, 2012.

•	The Company executed a lease with Gander Mountain to replace Best Buy at its Bayport Commons property in Oldsmar, Florida (Tampa MSA).

As of September 30, 2013, the Company owned interests in 62 operating properties totaling approximately 9.5 million square feet.  The owned gross leasable area (“GLA”) in the Company’s retail operating portfolio was 95.9% leased as of September 30, 2013, compared to 93.4% leased as of September 30, 2012.  The owned net rentable area of the Company’s two commercial properties was 94.2% leased as of September 30, 2013.

On a same property basis, the leased percentage of the 47 operating properties increased to 95.8% at September 30, 2013 from 93.6% at September 30, 2012.  Same property net operating income for these properties increased 4.9% in the third quarter of 2013 compared to the same period in the prior year.

The Company executed 35 new and renewal leases during the third quarter totaling 107,100 square feet.  The Company generated positive leasing spreads in the quarter with new leases up 3.6% and renewals up 2.8% for a blended spread of 3.2% on spaces vacant less than twelve months.  The blended spread was adversely impacted by the replacement of Best Buy with Gander Mountain at Bayport Commons.

Investments in Properties

•	Acquired the Earth Fare-anchored Toringdon Market in Charlotte, North Carolina for a purchase price of $15.9 million.

•	Disposed of Cedar Hill Village in Dallas, Texas for a sale price of $8.0 million.

Acquisitions

During the third quarter, the Company acquired Toringdon Market, a 60,500 square foot operating property located in Charlotte, North Carolina.  Toringdon Market is 97.3% leased and is anchored by Earth Fare Grocery. The property draws from an area with exceptional demographics with an average household income in excess of $100,000.  The purchase price of the unencumbered shopping center was $15.9 million, exclusive of closing costs.

Dispositions
During the third quarter, the Company disposed of Cedar Hill Village, in Dallas, Texas, for $8.0 million. Cedar Hill Village is anchored by 24 Hour Fitness and a non-owned JC Penney.  Net proceeds from the sale of this property were primarily used to pay down the Company’s revolving line of credit.

As previously disclosed, in early July 2013, the lender on the Company’s Kedron Village property non-recourse loan initiated foreclosure proceedings and acquired title to the property in satisfaction of the outstanding obligations.  In the third quarter, the Company recognized a $1.2 million non-cash gain from the extinguishment of the debt on the property.  Also in the third quarter of 2013, the Company reversed an accrual for default interest and other interest expense totaling approximately $1.2 million.  The activities of the Kedron Village property are reflected in discontinued operations in the Company’s consolidated statements of operations for the three and nine months ended September 30, 2013 and 2012.

Development

As of September 30, 2013, the Company owned interests in three development projects under construction that were in the aggregate 79.2% pre-leased or committed, a 260 basis point increase from the end of the prior quarter.  The total estimated cost of these projects is approximately $263.5 million, of which approximately $195.1 million had been incurred as of September 30, 2013.

Redevelopment

As of September 30, 2013, the Company owned three redevelopment properties under construction that were in the aggregate 88.5% pre-leased or committed.  Four Corner Square, in Seattle, Washington, is substantially complete and is anchored by Walgreens, Grocery Outlet and Do it Best Hardware.  Construction continues on LA Fitness at Bolton Plaza, in Jacksonville, Florida.  This tenant will anchor the center along with Academy Sports and Outdoors.  During the third quarter, the Company began the redevelopment of King’s Lake Square in Naples, Florida with the commencement of construction on a new and upgraded Publix grocery store.

Capital Markets Activities

•	Amended the unsecured term loan and increased the borrowings to $230 million.

•	Retired mortgage debt at the Ridge Plaza in Oak Ridge, New Jersey and 30 South Meridian in Indianapolis, Indiana.

During the third quarter, the Company amended its unsecured term loan (the “Term Loan”) and increased the borrowing thereunder from $125 million to $230 million.  The $105 million of additional proceeds were primarily used to pay down amounts outstanding under the Company’s revolving line of credit.  The maturity date of the amended Term Loan is February 21, 2019, including a six-month extension option and the LIBOR-based interest rate was reduced to LIBOR plus 145 to 245 basis points, depending on the Company’s leverage, a decrease of between 45 to 65 basis points across the leverage grid.

In August 2013, the Company retired the $14.1 million mortgage loan secured by its Ridge Plaza operating property and added this property to its unencumbered property collateral pool.  Subsequent to the end of the quarter, the Company retired the $20.1 million mortgage secured by its 30 South Meridian operating property.  The Company intends to secure property-level debt on this asset in the near term.  Both loans were retired through draws on the Company’s revolving line of credit.

Distributions

On September 19, 2013, the Board of Trustees declared a quarterly common share cash distribution of $0.06 per common share for the quarter ended September 30, 2013 payable to shareholders of record as of October 4, 2013.  This distribution was paid on October 11, 2013.  The Board of Trustees anticipates declaring a quarterly cash distribution for the quarter ending December 31, 2013 later in the fourth quarter.

2013 Earnings Guidance

The Company is modifying its as adjusted FFO guidance range for the year ending December 31, 2013 to be within a range of $0.47 to $0.48 per diluted common share from its previous guidance of $0.45 to $0.48 per diluted common share.  A gain on debt extinguishment and accelerated write-offs of deferred financing costs are reflected as adjustments to FFO in the earnings guidance.  The Company is also revising its same property net operating income guidance to be within a range of 4.0% to 4.5% from 3.0% to 4.0% and its net income guidance to be a net loss within a range of $(0.12) to $(0.13) per diluted common share.

Following is a reconciliation of the range of 2013 estimated net loss per diluted common share to estimated FFO and as adjusted FFO per diluted common share:

Guidance Range for 2013	Low	High
Net loss per diluted common share	$(0.13)	$(0.12)
Depreciation and amortization	0.55	0.55
Impairment charge	0.06	0.06
FFO per diluted common share	0.48	0.49
Gain on debt extinguishment and accelerated write-offs of deferred financing costs	(0.01)	(0.01)
FFO per diluted common share, as adjusted	$0.47	$0.48

Non-GAAP Financial Measures
Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO and FFO, as adjusted, are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties, and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, we have also provided FFO adjusted for the litigation charge recorded in the first quarter of 2012, a gain on debt extinguishment in the third quarter of 2013 and the write-off of deferred financing costs in the third quarter of 2013, first quarter of 2013 and second quarter of 2012.  We believe this supplemental information provides a meaningful measure of our operating performance.  The Company believes presenting FFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results.  A reconciliation of net income to FFO and adjusted FFO are included in the attached table.

The Company believes that NOI is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that same property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  Same property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, November 1st at 1:00 p.m. eastern time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 713-8563 for domestic callers and (617) 597-5311 for international callers (passcode 98276992).  In addition, a telephonic replay of the call will be available until February 1, 2014.  The replay dial-in telephone numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers (passcode 33300136).

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States.  At September 30, 2013, the Company owned interests in a portfolio of 62 operating and redevelopment properties totaling approximately 9.5 million square feet and three properties currently under development totaling 1.2 million square feet.

Safe Harbor

This press release contains certain statements that are not historical fact and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including, without limitation: national and local economic, business, real estate and other market conditions, particularly in light of the recent slowing of growth in the U.S. economy; financing risks, including the availability of and costs associated with sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies; the competitive environment in which the Company operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; the Company’s ability to maintain its status as a real estate investment trust (“REIT”) for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; risks related to the geographical concentration of our properties in Indiana, Florida, Texas and North Carolina; and other factors affecting the real estate industry generally.  The Company refers you the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, which discuss these and other factors that could adversely affect the Company’s results.  The Company undertakes no obligation to publicly update or revise these forward-looking statements (including the FFO and net income estimates), whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012
Assets:
Investment properties, at cost:
Land	$291,903,083	$239,690,837
Land held for development	56,078,478	34,878,300
Buildings and improvements	1,062,256,323	892,508,729
Furniture, equipment and other	4,872,339	4,419,918
Construction in progress	112,921,957	223,135,354
	1,528,032,180	1,394,633,138
Less: accumulated depreciation	(220,782,063)	(194,297,531)
	1,307,250,117	1,200,335,607
Cash and cash equivalents	12,130,048	12,482,701
Tenant receivables, including accrued straight-line rent of $13,698,484 and $12,189,449, respectively, net of allowance for uncollectible accounts	22,373,621	21,210,754
Other receivables	5,937,729	4,946,219
Escrow deposits	11,389,473	12,960,488
Deferred costs, net	41,187,441	35,322,792
Prepaid and other assets	4,018,249	1,398,344
Total Assets	$1,404,286,678	$1,288,656,905

Liabilities and Equity:
Mortgage and other indebtedness	$743,984,742	$699,908,768
Accounts payable and accrued expenses	50,637,642	54,187,172
Deferred revenue and other liabilities	18,217,210	20,269,501
Total Liabilities	812,839,594	774,365,441

Commitments and contingencies

Redeemable noncontrolling interests in the Operating Partnership	40,114,022	37,669,803

Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding, respectively	102,500,000	102,500,000
Common Shares, $.01 par value, 200,000,000 shares authorized 93,856,152 shares and 77,728,697 shares issued and outstanding, respectively	938,562	777,287
Additional paid in capital	608,200,732	513,111,877
Accumulated other comprehensive loss	(228,163)	(5,258,543)
Accumulated deficit	(163,621,202)	(138,044,264)
Total Kite Realty Group Trust Shareholders’ Equity	547,789,929	473,086,357
Noncontrolling Interests	3,543,133	3,535,304
Total Equity	551,333,062	476,621,661
Total Liabilities and Equity	$1,404,286,678	$1,288,656,905

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Minimum rent	$23,845,218	$18,571,977	$67,215,216	$54,263,303
Tenant reimbursements	6,257,937	4,897,578	17,350,746	14,170,945
Other property related revenue	2,568,468	857,493	9,300,135	2,937,042
Total revenue	32,671,623	24,327,048	93,866,097	71,371,290
Expenses:
Property operating	5,448,738	3,997,658	15,582,301	12,278,320
Real estate taxes	3,724,116	3,180,390	10,684,894	9,458,334
General, administrative, and other	2,114,828	1,645,048	6,069,063	5,255,804
Acquisition costs	153,314	108,169	566,826	179,102
Litigation charge	—	—	—	1,289,446
Depreciation and amortization	15,393,620	10,831,282	40,626,179	29,435,053
Total expenses	26,834,616	19,762,547	73,529,263	57,896,059
Operating income	5,837,007	4,564,501	20,336,834	13,475,231
Interest expense	(7,600,413)	(6,048,866)	(20,988,919)	(17,871,086)
Income tax (expense)/benefit of taxable REIT subsidiary	(30,596)	13,385	(106,477)	5,995
Other (expense)/income	(47,013)	99,914	(39,150)	98,207
Loss from continuing operations	(1,841,015)	(1,371,066)	(797,712)	(4,291,653)
Discontinued operations:
Income from operations, excluding impairment charge	1,353,827	200,073	484,907	643,681
Impairment charge	—	—	(5,371,427)	—
Gain on debt extinguishment	1,241,724	—	1,241,724	—
Gain (loss) on sale of operating property	486,540	(65,312)	486,540	5,180,568
Income (loss) from discontinued operations	3,082,091	134,761	(3,158,256)	5,824,249
Consolidated net income (loss)	1,241,076	(1,236,305)	(3,955,968)	1,532,596
Net loss (income) attributable to noncontrolling interests	15,174	312,208	651,327	(1,513,591)
Net income (loss) attributable to Kite Realty Group Trust	1,256,250	(924,097)	(3,304,641)	19,005
Dividends on preferred shares	(2,114,063)	(2,114,063)	(6,342,188)	(5,805,939)
Net loss attributable to common shareholders	$(857,813)	$(3,038,160)	$(9,646,829)	$(5,786,934)

Net loss per common share attributable to Kite Realty Group Trust common shareholders – basic and diluted
Loss from continuing operations attributable to common shareholders	$(0.04)	$(0.05)	$(0.08)	$(0.14)
Income (loss) from discontinued operations attributable to common shareholders	0.03	0.00	(0.03)	0.05
Net loss attributable to common shareholders	$(0.01)	$(0.05)	$(0.11)	$(0.09)

Weighted average common shares outstanding – basic and diluted	93,803,896	64,780,540	87,626,746	64,171,770
Dividends declared per common share	$0.06	$0.06	$0.18	$0.18

Loss attributable to Kite Realty Group Trust common shareholders
Loss from continuing operations	$(3,733,405)	$(3,159,546)	$(6,712,809)	$(9,131,407)
Income (loss) from discontinued operations	2,875,592	121,386	(2,934,020)	3,344,473
Net loss attributable to Kite Realty Group Trust common shareholders	$(857,813)	$(3,038,160)	$(9,646,829)	$(5,786,934)

Kite Realty Group Trust
Funds From Operations
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Consolidated net income (loss)	$1,241,076	$(1,236,305)	$(3,955,968)	$1,532,596
Less dividends on preferred shares	(2,114,063)	(2,114,063)	(6,342,188)	(5,805,939)
Less net income attributable to noncontrolling interests in properties	(27,978)	(35,228)	(89,750)	(111,642)
Less (gain) loss on sale of operating properties	(486,540)	65,312	(486,540)	(5,180,568)
Add impairment charge	—	—	5,371,427	—
Add depreciation and amortization, net of noncontrolling interests	15,379,237	11,257,277	41,019,039	31,581,636
Funds From Operations of the Kite Portfolio1	13,991,732	7,936,993	35,516,020	22,016,083
Less redeemable noncontrolling interests in Funds From Operations	(942,811)	(799,648)	(2,526,288)	(2,324,421)
Funds From Operations allocable to the Company1	$13,048,921	$7,137,345	$32,989,732	$19,691,662

Basic and Diluted FFO per share of the Kite Portfolio	$0.14	$0.11	$0.38	$0.31

Funds From Operations of the Kite Portfolio	$13,991,732	$7,936,993	$35,516,020	$22,016,083
Add back: litigation charge	—	—	—	1,289,446
Less: gain on debt extinguishment	(1,241,724)	—	(1,241,724)	—
Add back: accelerated amortization of deferred financing fees	317,057	—	488,629	500,028
Funds From Operations of the Kite Portfolio, as adjusted	$13,067,065	$7,936,993	$34,762,925	$23,805,557
Basic and Diluted FFO per share of the Kite Portfolio, as adjusted	$0.13	$0.11	$0.37	$0.33

Basic weighted average Common Shares outstanding	93,803,896	64,780,540	87,626,746	64,171,770
Diluted weighted average Common Shares outstanding	94,068,890	65,126,104	87,904,526	64,504,424
Basic weighted average Common Shares and Units outstanding	100,530,582	71,956,742	94,358,299	71,785,927
Diluted weighted average Common Shares and Units outstanding	100,795,576	72,302,306	94,636,079	72,118,581

____________________
1
“Funds From Operations of the Kite Portfolio” measures 100% of the operating performance of the Operating Partnership’s real estate properties in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

-  -

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Nine Months Ended September 30, 2013 and 2012
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Number of properties at period end1	47	47		47	47

Leased percentage at period-end	95.8%	93.6%		95.8%	93.6%
Occupied percentage at period-end	92.1%	90.6%		92.1%	90.6%
Minimum rent	$17,162,814	$16,523,388		$52,270,420	$50,449,439
Tenant recoveries	4,984,471	4,690,889		15,463,308	14,238,425
Other income	680,413	674,508		1,806,195	1,852,819
	22,827,698	21,888,785		69,539,923	66,540,683

Property operating expenses	4,775,050	4,647,166		14,523,351	13,791,925
Real estate taxes	3,193,626	3,081,729		9,871,195	9,693,992
	7,968,676	7,728,895		24,394,546	23,485,917
Net operating income – same properties (47 properties)2	14,859,022	14,159,890	4.9%	45,145,377	43,054,766	4.9%

Reconciliation to Most Directly Comparable GAAP Measure:

Net operating income – same properties	$14,859,022	$14,159,890		$45,145,377	$43,054,766
Net operating income – non-same activity	8,639,747	3,002,495		22,453,525	6,579,870
Other (expense) income, net	(77,609)	99,914		(145,627)	104,202
General, administrative and acquisition expenses	(2,268,142)	(1,753,217)		(6,635,889)	(5,434,906)
Litigation charge	-	-		-	(1,289,446)
Impairment charge	-	-		(5,371,427)	-
Depreciation expense	(15,393,620)	(10,831,282)		(40,626,179)	(29,435,053)
Interest expense	(7,600,413)	(6,048,866)		(20,988,919)	(17,871,086)
Discontinued operations, excluding impairment charge	1,353,827	134,761		484,907	643,681
Gain on debt extinguishment	1,241,724	-		1,241,724	-
Gain on sale of operating properties	486,540	-		486,540	5,180,568
Net loss (income) attributable to noncontrolling interests	15,174	312,208		651,327	(1,513,591)
Dividends on preferred shares	(2,114,063)	(2,114,063)		(6,342,188)	(5,805,939)
Net loss attributable to common shareholders	$(857,813)	$(3,038,160)		$(9,646,829)	$(5,786,934)

____________________
1	Same Property analysis excludes operating properties in redevelopment.

2
Excludes net gains from outlot sales, straight-line rent revenue, bad debt expense, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any.